Exhibit 4.5

AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and effective as of May 31, 2013, by and among Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), and the “Investors” as defined in that certain Third Amended and Restated Investors’ Rights Agreement, dated as of May 10, 2013, by and among the Company and the Investors a party thereto (the “Agreement”). Capitalized terms not defined herein have the meanings given them in the Agreement.

RECITALS

WHEREAS, on May 10, 2013, the Agreement was entered into by the Company and the Investors in connection with the transactions and agreements contemplated in that certain Series C Preferred Stock Purchase Agreement by and between the Company and certain parties as listed therein, dated as of May 10, 2013 (the “Series C Stock Purchase Agreement” and the transactions and agreements contemplated therein collectively the “Series C Transaction”); and

WHEREAS, in connection with an Additional Closing (as defined in the Series C Stock Purchase Agreement) to the Series C Transaction dated May 31, 2013, the Company and the Investors holding more than the Appropriate Percentage (as defined in the Agreement) of the Registrable Securities (as defined in the Agreement) outstanding desire to amend the Agreement in accordance with the terms and conditions more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties hereto, upon the terms and subject to the conditions contained herein, hereby agree as follows:

1. Amendment of Section 6.6. Section 6.6 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of more than the Appropriate Percentage of the Registrable Securities then outstanding; provided, that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided, further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such

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amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Notwithstanding the foregoing, the provisions of (a) Section 2.8(d), commencing with its words “provided, however”, may not be amended or waived without the written consent of (i) the Company and (ii) the holders of ninety percent (90%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock and (iii) (A) Satter Investment Management, LLC so long as Satter Investment Management, LLC or any of its Affiliates holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, (B) Novartis Bioventures Ltd. so long as Novartis Bioventures Ltd. holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, and (C) Novo A/S so long as Novo A/S holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock; (b) Section 3.3 may not be amended to terminate a designated right therein to appoint an observer to the Board of Directors without the written consent of the Company and at least fifty percent (50%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock held by the Persons entitled to appoint such observer; (c) Sections 4.1 and 4.2 may not be waived without the written consent of the holders of more than seventy percent (70%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock; and (d) Section 5.8, Section 6.6(a) and this Section 6.6(d) may not be amended or waived without the written consent of (i) the Company, (ii) the holders of ninety percent (90%) of the shares of Common Stock issuable upon conversion of the then outstanding shares of Preferred Stock and (iii) (A) Satter Investment Management, LLC so long as Satter Investment Management, LLC or any of its Affiliates holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, (B) Novartis Bioventures Ltd. so long as Novartis Bioventures Ltd. holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock, and (C) Novo A/S so long as Novo A/S holds any Preferred Stock or Common Stock issued upon conversion of any of such Preferred Stock. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

2. Amendment of Section 2.8(d). The last sentence of Section 2.8(d) of the Agreement is hereby amended by deleting the parenthetical which reads “(net of any Selling Expenses) paid by such Holder)” and replacing it with the parenthetical which reads “(net of any Selling Expenses paid by such Holder)”.

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3. Miscellaneous Amendments. The Agreement is amended hereby so that any reference therein to the Agreement shall be deemed to be a reference to the Agreement as amended by this Amendment.

4. Continuance of Agreement. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

5. Governing Law. The laws of the State of Delaware govern all matters arising out of or relating to this Amendment, including, without limitation, its interpretation, construction, performance, and enforcement, without giving effect to such state’s conflicts of law principles or rules of construction concerning the drafter hereof.

6. Counterparts. This Amendment may be executed in two or more counterparts, including by facsimile or PDF signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Exhibit 4.5

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

AKEBIA THERAPEUTICS, INC.

By:	/s/ Joseph H. Gardner
Joseph H. Gardner, Ph.D.
President and Chief Executive Officer

Address:

Suite 420, 9987 Carver Road, Cincinnati, OH 45242

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NOVARTIS BIO VENTURES LTD.

By:	/s/ H.S. Zivi
Name: Simon Zivi
Title: Deputy Chairman

By:	/s/ Rebecca White
Name: Rebecca White
Title: Authorized Signatory

Address:

NOVARTIS BIOVENTURES LTD. Attn: Henri Simon Zivi 131 Front Street Hamilton HM 12 Bermuda

But for mail, to: Novartis Bio Ventures Ltd. Attn: Henri Simon Zivi PO Box HM 2899 Hamilton HM LX Bermuda

And, also send a copy to: Novartis Venture Fund Attn: Campbell Murray Five Cambridge Center, Suite 603 Cambridge, MA 02142

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

VENTURE INVESTORS EARLY STAGE FUND IV LIMITED PARTNERSHIP

By: VIESF IV GP, LLC, its General Partner

By:	/s/ Paul M. Weiss
Name: Paul M. Weiss, Ph.D.
Title: Managing Director

Address:

505 South Rosa Road Madison, WI 53719-1262 Attn: Paul Weiss, Managing Director Phone: (608) 441-2700 Fax: (608) 441-2727 Email: paul@ventureinvestors.com

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

TRIATHLON MEDICAL VENTURES FUND, L.P.

By: Triathlon Medical Ventures, LLC
Title: its General Partner

By:	/s/ John M. Rice
John M. Rice
Managing Partner

Address:

300 E-Business Way Suite 200 Cincinnati, OH 45241

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

KEARNY VENTURE PARTNERS, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner

Address:

Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 1800 San Francisco, CA 94108-5530

KEARNY VENTURE PARTNERS ENTREPRENEURS FUND, L.P.

By:	/s/ Anupam Dalal
Name: Kearny Venture Associates, LLC
Title: its General Partner

Address:

Attn: Anupam Dalal Kearny Venture Associates LLC 88 Kearny Street, Suite 1800 San Francisco, CA 94108-5530

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

THOMAS WEISEL HEALTHCARE VENTURE PARTNERS, L.P.

By: Thomas Weisel Capital Management LLC
Title: its Managing Member

By:	/s/ Anupam Dalal
Name: Anupam Dalal
Title: Managing Director

Address:

88 Kearny Street, Suite 1800 San Francisco, CA 94108

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ATHENIAN VENTURE PARTNERS III L.P.

By:	/s/ Karl Elderkin
Name: Karl O. Elderkin
Title: President

AVP OHIO TECHNOLOGY I L.P.

By:	/s/ Karl Elderkin
Name: Karl O. Elderkin
Title: President

Address:

340 West State Street Unit 29/Suite I37D Athens OH 45701

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

AGECHEM VENTURE FUND L.P.

By:	/s/ Louis Lacasse
Name: Louis Lacasse
Title: President

Address:

Attn: Louis Lacasse, President 1 Westmount Square, Suite 800 Montreal, Quebec, Canada H3Z 2P9

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

CINCINNATI CORNERSTONE INVESTORS AKB, LLC

By:	/s/ Robert W. Coy, Jr.
Robert W. Coy, Jr.
President

Address:

30 West 3rd Street, 6th Floor Cincinnati, OH 45202-3559

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

FAMILY AKEBIA INVESTMENTS LLC

By:	/s/ Milton Berlinski
Name: Milton Berlinski
Title: Managing Member

Address:

1185 Park Avenue #11G New York, NY 10128

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

MUNEER A. SATTER REVOCABLE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

THE SATTER FOUNDATION

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

SATTER FAMILY TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

SATTER CHILDREN’S TRUST I

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

KRISTEN HAYLER HERTEL REVOCABLE TRUST

By:	/s/ Kristen Hayler Hertel
Name: Kristen Hayler Hertel
Title: Trustee

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ANNE-CAROLE WITORT INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

ROSE SHEREEN FUQUA INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

RABI H. SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

JOHN WOOD TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Investment Advisor

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

ABDUS SATTER INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

GORDON AND BARBARA ANNE HERTEL INSURANCE TRUST

By:	/s/ Muneer A. Satter
Name: Muneer A. Satter
Title: Trustee

Address:

c/o Satter Investment Management, LLC
676 N. Michigan Avenue, Suite 4000
Chicago, IL 60611
Attn: Muneer A. Satter

SIGNATURE PAGE TO AMENDMENT NO. 1 TO

THE THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT